EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement of Supertex, Inc. on Form S-8 (File No. 33-43691) of our report dated
April 28, 1995, on our audits of the consolidated financial statements and financial statement schedule of Supertex, Inc. at March 31, 1995 and 1994, and for the years ended March 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K.


                                             COOPERS & LYBRAND, L.L.P.

                                             COOPERS & LYBRAND, L.L.P.

San Jose, California
August 31, 1995